                     EDUCATIONAL VIDEO CONFERENCING, INC.
                   AMENDED AND RESTATED 1998 INCENTIVE PLAN
                             -------------------

                                  ARTICLE I.
                                  ---------

                                 DEFINITIONS

     1.01 Administrator means the Board and any delegate of the Board that is appointed in accordance with Article III.

     1.02 Agreement means a written agreement (including any amendment or supplement thereto) between the Corporation and a Participant specifying the terms and conditions of a Stock Award or Option granted to such Participant.

     1.03 Board means the Board of Directors of the Corporation.

     1.04 Change in Control shall mean an event or series of events that would be required to be described as a change in control of the Corporation in a proxy or information statement distributed by the Corporation pursuant to Section 14 of the Exchange Act in response to Item 6(e) of Schedule 14A promulgated thereunder or otherwise adopted. The determination whether and when a change in control has occurred or is about to occur shall be made by the Board in office immediately prior to the occurrence of the event or series of events constituting such change in control.

     1.05 Code means the Internal Revenue Code of 1986, and any amendments thereto.

     1.06 Common Stock means the common stock, $.0001 per value, of the Corporation.

     1.07 Corporation means Educational  Video  Conferencing,  Inc.

     1.08 Control Change Date means the occurrence of the event or series of events constituting a Change in Control as determined by the Board.

     1.09 Exchange Act means the Securities Exchange Act of 1934, as amended and as in effect on the date of this Plan.

     1.10 Fair Market Value means, on any given date, the closing price (or, if there is none, the average of the closing bid and asked price) of the Common Stock on such quotation system or principal securities exchange on which the Common Stock is traded on such day, or, if the Common Stock is not so traded on such day, then on the next preceding day that the Common Stock was traded, all as reported by such source as the Administrator may select.

     1.11 Forfeitable Shares shall have the meaning set forth in Section 9.04 of this Plan.


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     1.12  Non-Employee  Director  means a  member  of the  Board  who is not an employee of the  Corporation  or a Related  Entity.

     1.13 Option means a stock option that entitles the holder to purchase from the Corporation a stated number of shares of Common Stock at the price set forth in an Agreement.

     1.14 Option Exchange Program shall mean a program whereby outstanding Options are surrendered in exchange for Options with a lower exercise price.

     1.15 Participant means an employee of and non-employee director, advisor and independent consultant to the Corporation or a Related Entity, including an employee who is a member of the Board, who satisfies the requirements of Article IV and is selected by the Administrator to receive a Stock Award, an Option or a combination thereof.

     1.16 Plan means the Corporation's 1998 Incentive Plan.

     1.17 Related Entity means any entity that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Corporation.

     1.18 Stock Award means Common Stock awarded to a Participant under Article IX.

     1.19 Stockholders means the stockholders of the Corporation.


                                   ARTICLE II.
                                   ----------

                                    PURPOSES

     The Plan is intended to assist the Corporation and Related Entities in recruiting and retaining employees, directors, officers, consultants and advisors, and in compensating such individuals by enabling such individuals to participate in the future success of the Corporation and the Related Entities and to associate their interests with those of the Corporation and its Stockholders. The Plan is intended to permit the grant of Stock Awards and the grant of both Options qualifying under Section 422 of the Code ("incentive stock options") and Options not so qualifying, as determined by the Administrator at the time of grant. No Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option. The proceeds received by the Corporation from the sale of Common Stock pursuant to this Plan shall be used for general corporate purposes.

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                                  ARTICLE III.
                                  ------------

                                 ADMINISTRATION

     The Plan shall be administered by the Administrator. The Administrator shall have authority to grant Stock Awards and Options upon such terms (not inconsistent with the provisions of this Plan) as the Administrator may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan) on the exercisability of all or any part of an Option or on the transferability or forfeitability of a Stock Award, including by way of example and not limitation, conditions on which Participants may defer receipt of benefits under the Plan, requirements that the Participant complete a specified period of employment with or service to the Corporation or a Related Entity, that the Corporation achieve a specified level of financial performance or that the Corporation achieve a specified level of financial return. Notwithstanding any such conditions, the Administrator may, in its discretion, accelerate the time at which any Option may be exercised, or the time at which a Stock Award may become transferable or nonforfeitable. In addition, the Administrator shall have complete authority to determine Fair Market Value, to interpret all provisions of this Plan, to institute an Option Exchange Program, to prescribe the form of Agreements, to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. Any decision made, or action taken, by the Administrator or in connection with the administration of this Plan shall be final and conclusive. Neither the Administrator nor any member of the Board shall be liable for any act done in good faith with respect to this Plan or any Agreement, Option or Stock Award. All expenses of administering this Plan shall be borne by the Corporation.

     The Board, in its discretion, may appoint a committee of the Board and delegate to such committee all or part of the Board's authority and duties with respect to the Plan. The Board may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Board's delegate or delegates that were consistent with the terms of the Plan.


                                   ARTICLE IV.
                                   -----------

                                   ELIGIBILITY

     Section 4.01 General. Any employee, director, officer, consultant or advisor to the Corporation or a Related Entity (including a corporation that becomes a Related Entity after the adoption of this Plan) is eligible to participate in this Plan if the Administrator, in its sole discretion, determines that such person has contributed significantly or can be expected to contribute significantly to the profits or growth of the Corporation or a Related Entity. Directors of the Corporation who are employees of the Corporation or a Related Entity may be selected to participate in this Plan.

     Section 4.02 Grants. The Administrator will designate individuals to whom Stock Awards and Options are to be granted and will specify the number of shares of Common Stock subject to each award or grant. All Stock Awards and Options granted under this Plan shall be evidenced by Agreements which shall be subject to the applicable provisions of this Plan and to such other provisions as the Administrator may adopt. No Participant may be granted incentive stock options (under all incentive stock option plans of the Corporation and any Related Entity) which are first exercisable in any calendar year for stock having an aggregate Fair Market Value (determined as of the date an Option is granted) that exceed the limitation prescribed by Code section 422(d). The preceding annual limitation shall not apply with respect to Options that are not incentive stock options.


                                   ARTICLE V.
                                   ----------

                              STOCK SUBJECT TO PLAN

     Section 5.01 Shares Issued. Upon the award of shares of Common Stock pursuant to a Stock Award, the Corporation may issue shares of Common Stock from its authorized but unissued Common Stock or reacquired Common Stock. Upon the exercise of any Option, the Corporation may deliver to the Participant (or the Participant's broker if the Participant so directs), shares of Common Stock from its authorized but unissued Common Stock or reacquired Common Stock.

     Section 5.02 Aggregate Limit. The maximum aggregate number of shares of Common Stock that may be issued under this Plan shall not exceed 356,000 shares.

     Section 5.03 Reallocation of Shares. If an Option is terminated, in whole or in part, for any reason other than its exercise, or if a Stock Award is forfeited in whole or in part, the number of shares of Common Stock allocated to the Option or Stock Award or portion thereof may be reallocated to other Options and Stock Awards to be granted under this Plan.


                                   ARTICLE VI.
                                   ----------

                              OPTION EXERCISE PRICE

     The price per share for Common Stock purchased on the exercise of an Option shall be determined by the Administrator on the date of grant; provided, however, that the price per share for Common Stock purchased on the exercise of an Option that is an incentive stock option shall not be less than the Fair Market Value on the date the Option is granted.


                                  ARTICLE VII.
                                  -----------

                               EXERCISE OF OPTIONS

     Section 7.01 Maximum Option Period. The maximum period in which an Option may be exercised shall be determined by the Administrator on the date of grant, except that no Option that is an incentive stock option shall be exercisable after the expiration of ten years from the date such Option was granted. The terms of any Option that is an incentive stock option may provide that it is exercisable for a period less than such maximum period.

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     Section 7.02  Nontransferability.  Any Option granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any such transfer, the Option must be transferred to the same person or person(s). During the lifetime of the Participant to whom the Option is granted, the Option may be exercised only by the Participant. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

     Section 7.03 Employee Status. For purposes of determining the applicability of Section 422 of the Code (relating to incentive stock options), or in the event that the terms of any Option provide that it may be exercised only during employment or within a specified period of time after termination of employment, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.

     Section 7.04 Change in Control. Section 7.01 to the contrary notwithstanding, after a Control Change Date each Option shall be fully exercisable thereafter in accordance with the terms of the applicable Agreement. If not sooner exercisable under the terms of the applicable Agreement, a Participant's Option shall be fully exercisable (i) as of his termination of employment if his employment terminates after a Control Change Date and he is terminated without cause or following his refusal to move to another location or
(ii) as of the date that there is a material reduction in the Participant's compensation or duties if such reduction occurs after a Control Change Date. For purposes of the preceding sentence the term "cause" means a willful neglect of responsibilities to the Corporation or a Related Entity.


                                  ARTICLE VIII.
                                  ------------

                               METHOD OF EXERCISE

     Section 8.01 Exercise. Subject to the provisions of Articles VII and XII, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine. An Option granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option.

     Section 8.02 Payment. Unless otherwise provided by the Agreement, payment of the Option exercise price shall be made in cash. If the Agreement provides, or in the discretion of the Board, payment of all or part of the Option price may be made by surrendering shares of Common Stock to the Corporation, including by allowing the Corporation to deduct from the number of shares of Common Stock deliverable upon exercise of the Option, a number of such shares which has an aggregate Fair Market Value, determined as of the day preceding the date of exercise of the Option, equal to the aggregate Option exercise price. If Common Stock is used to pay all or part of the Option price, the shares surrendered must have a Fair Market Value (determined as of the day preceding the date of exercise) that is not less than such price or part thereof.

     Section 8.03 Installment Payment. If the Agreement provides, and if the Participant is employed by the Corporation on the date the Option is exercised, payment of all or part of the Option price may be made in installments. In that event the Corporation may, if so determined by the Administrator, lend the Participant an amount equal to not more than 90% of the Option price of the shares acquired by the exercise of the Option. This amount shall be evidenced by the Participant's promissory note and shall be payable in not more than five equal annual installments, unless the amount of the loan exceeds the maximum loan value for the shares purchased, which value shall be established from time to time by regulations of the Board of Governors of the Federal Reserve System. In that event, the note shall be payable in equal quarterly installments over a period of time not to exceed five years.

     The Participant shall pay interest on the unpaid balance at the minimum rate necessary to avoid imputed interest or original issue discount under the Code. All shares acquired with cash borrowed from the Corporation shall be pledged to the Corporation as security for the repayment thereof. In the discretion of the Administrator, shares of stock may be released from such pledge proportionately as payments on the note (together with interest) are made, provided the release of such shares complies with the regulations of the Federal Reserve System relating to securities credit transactions then applicable. While shares are so pledged, and so long as there has been no default in the installment payments, such shares shall remain registered in the name of the Participant, and he shall have the right to vote such shares and to receive all dividends thereon.

     Section 8.04 Shareholder Rights. No Participant shall have any rights as a stockholder with respect to shares subject to an Option until the date of exercise of such Option.


                                   ARTICLE IX.
                                   ----------

                                  STOCK AWARDS

     Section 9.01 Awards. In accordance with the provisions of Article IV, the Administrator will designate each individual to whom a Stock Award is to be made and will specify the number of shares of Common Stock covered by such awards.

     Section 9.02 Vesting. The Administrator, on the date of the award, may prescribe that a Participant's rights in the Stock Award shall be forfeitable or otherwise restricted for a period of time set forth in the Agreement. By way of example and not of limitation, the restrictions may postpone transferability of the shares or may provide that the shares will be forfeited if the Participant separates from the service of the Corporation and its Related Entities before the expiration of a stated term or if the Corporation and its Related Entities or the Participant fails to achieve stated objectives.

     Section 9.03 Change in Control. Section 9.02 to the contrary notwithstanding, after a Control Change Date each Stock Award will become transferable and nonforfeitable in accordance with the terms of the applicable Agreement. If not sooner transferable and nonforfeitable under the terms of the applicable Agreement, a Participant's interest in a Stock Award shall be transferable and nonforfeitable (i) as of his termination of employment if his employment terminates after a Control Change Date and he is terminated without cause or following his refusal to move to another location or (ii) as of the date that there is a material reduction in the Participant's compensation or duties if such reduction occurs after a Control Change Date. For purposes of the preceding sentence the term "cause" means a willful neglect of responsibilities to the Corporation or a Related Entity.

     Section 9.04 Stockholder Rights. If all or any portion of a Stock Award is forfeitable pursuant to the Agreement, at all times prior to a forfeiture thereof, a Participant will have all rights of a Stockholder with respect to forfeitable shares of the Stock Award (the "Forfeitable Shares"), including the right to receive dividends and vote the Forfeitable Shares; provided, however, that (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the Forfeitable Shares, (ii) the Corporation shall retain custody of the certificates evidencing the Forfeitable Shares, and (iii) the Participant will deliver to the Corporation a stock power, endorsed in blank, with respect to the Forfeitable Shares. The limitations set forth in the preceding sentence shall not apply after the Forfeitable Shares are no longer forfeitable.


                                   ARTICLE X.
                                   ---------

                AUTOMATIC OPTION GRANTS TO NON-EMPLOYEE DIRECTORS

     Section 10.01 First Option. Each Non-Employee Director shall be automatically granted an Option to purchase 5,000 shares of Common Stock (the "First Option") on the date on which the later of the following events occurs:
(A) the consummation of the Corporation's initial public offering of Common Stock, or (B) the date on which such person first becomes a Non-Employee Director, whether through election by the stockholders of the Corporation or appointment by the Board to fill a vacancy; provided, however, that a member of the Board who ceases to be an employee of the Corporation but who remains a member of the Board shall not receive a First Option and, in addition, a Non-Employee Director who has been granted stock or options by the Corporation under a consulting or other arrangement shall be ineligible to receive any subsequent automatic grants under this Article X unless the Administrator determines otherwise.

     Section 10.02 Subsequent Option. Each Non-Employee Director shall be automatically granted an Option to purchase 5,000 shares of Common Stock (the "Subsequent Option") on March 1st of each year provided he or she is then a Non-Employee Director and if, as of such date, he or she shall have served on the Board for at least the preceding six months.

     Section 10.03 Terms of Options. The term of First Options and Subsequent Options granted hereunder shall be as follows:

     (A) the term of Options granted pursuant to this Article X shall be ten years;

     (B) the exercise price per share shall be 100% of the Fair Market Value per share of Common Stock on the date of grant. In the event that the date of grant is not a trading day, the exercise price per share of Common Stock shall be the Fair Market Value on the next trading day immediately following the date of grant;

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


     (C) one-third of the shares of Common Stock subject to the Option shall vest on the date of grant and 1/3 of the shares subject to the Option shall vest on the anniversary of the date of grant in each year thereafter so that 100% of the shares subject to the option shall be vested two years from the grant date.


                                   ARTICLE XI.
                                   -----------

                     ADJUSTMENT UPON CHANGE IN COMMON STOCK

     The maximum number of shares as to which Options that are incentive stock options may be granted under this Plan shall be proportionately adjusted, and the terms of outstanding Stock Awards and Options shall be adjusted, as the
Board shall determine to be equitably required in the event that (a) the Corporation (i) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (ii) engages in a transaction to which Section 424 of the Code applies or (b) there occurs any other event which, in the judgment of the Board necessitates such action. Any determination made under this Article XI by the Board shall be final and conclusive.

     The issuance by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Corporation convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Stock Awards or Options.

     The Board may make Stock Awards and may grant Options in substitution for performance shares, phantom shares, stock awards, stock options, stock appreciation rights, or similar awards held by an individual who becomes an employee of the Corporation or a Related Entity in connection with a transaction described in clause (ii) of the first paragraph of this Article XI. Notwithstanding any provision of the Plan (other than the limitation of Article
V), the terms of such substituted Stock Award(s) or Option grant(s) shall be as the Board, in its discretion, determines is appropriate.


                                  ARTICLE XII.
                                  ------------

                             COMPLIANCE WITH LAW AND
                          APPROVAL OF REGULATORY BODIES

     No Option shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Corporation is a party, and the rules of all domestic stock exchanges on which the Corporation's shares may be listed. The Corporation shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock when a Stock Award is granted or for which an Option is exercised may bear such legends and statements as the Administrator may deem advisable to assure compliance with federal and state laws and regulations. No Common Stock shall be issued, no certificate for shares shall be delivered and no payment shall be made under this Plan until the Corporation has obtained such consent or approval as the Administrator may deem advisable from regulatory bodies having jurisdiction over such matters.


                                  ARTICLE XIII.
                                  ------------

                               GENERAL PROVISIONS

     Section 13.01 Effect on Employment. Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any individual any right to continue in the employ or service of the Corporation or a Related Entity or in any way affect any right and power of the Corporation or a Related Entity to terminate the employment or service of any individual at any time with or without assigning a reason therefor.

     Section 13.02 Disposition of Stock. A Participant shall notify the Administrator of any sale or other disposition of Common Stock acquired pursuant to an Option that was an incentive stock option if such sale or disposition occurs (i) within two years of the grant of an Option or (ii) within one year of the issuance of the Common Stock to the Participant. Such notice shall be in writing and directed to the Secretary of the Corporation.

     Section 13.03 Rules of Construction. Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

     Section 13.04 Employee Status. In the event that the terms of any Stock Award or the grant of any Option provide that shares may be issued or become transferable and nonforfeitable thereunder only after completion of a specified period of employment, the Administrator may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.

     Section 13.05 Limitation on Awards. Notwithstanding any other provision of the Plan, if any award under this Plan, either alone or together with payments that a Participant has the right to receive from the Corporation or a Related Entity, would constitute a "parachute payment" (as defined in section 280G of the Code), all such payments shall be reduced to the largest amount that will result in no portion being subject to the excise tax imposed by section 4999 of the Code.

                                  ARTICLE XIV.
                                  -----------

                                    AMENDMENT

     The Board may amend or terminate this Plan from time to time; provided, however, that no amendment shall, without a Participant's consent, adversely affect any rights of such Participant under any Stock Award or Option outstanding at the time such amendment is made.


                                   ARTICLE XV.
                                   ----------

                                DURATION OF PLAN

     No Stock Award or Option may be granted under this Plan more than ten years after the date the Plan is adopted by the Board.


                                  ARTICLE XVI.
                                  ------------

                             EFFECTIVE DATE OF PLAN

     Stock Awards and Options may be granted under this Plan upon its adoption by the Board, provided that no incentive stock option will continue to be effective unless this Plan is approved by a majority of the votes entitled to be cast by the Stockholders, voting either in person or by proxy, at a duly held Stockholders' meeting or by the consent of stockholders owning more than 50% of shares of the Common Stock within twelve months of such adoption.